Exhibit 99.l

FOR IMMEDIATE RELEASE

WHLR Real Estate Investment Trust Further Reduces Debt

Virginia Beach, VA - January 29, 2020 - Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers, today announced that it has reduced the balance on the Company’s KeyBank line of credit below $10 million.

“This is another deliberate step in reducing the carrying balance on our KeyBank line of credit, which has been reduced from $68 million since we began our strategic transformation in January 2018,” stated David Kelly, President and CEO, “This refinancing demonstrates our commitment to reducing our overall debt and the strong relationship we have with KeyBank to help us reach our stated goals of creating a solid, flexible balance sheet.”

The Company obtained a 5-year fixed rate term loan with Citibank® for $6 million at an interest rate of 4.45%, which is approximately 84 basis points below the current interest rate on the Company’s KeyBank line of credit as of December 31, 2019. The new loan is secured by the Shoppes at Myrtle Park, a 56,601 square-foot shopping center located in South Carolina, which was previously encumbered on the Company’s KeyBank line of credit.

In addition, the Company sold St. Matthews, a 29,015 square-foot shopping center in South Carolina for approximately $1.78 million. The proceeds of the sale have been used to pay down the KeyBank line of credit.

These transactions, along with the Company’s January principal payment, have reduced the KeyBank line of credit balance below $10 million, which meets the January 31, 2020 deadline and complies with the second amendment agreed upon with the lender on January 24, 2020.

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

FORWARD-LOOKING STATEMENTS
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding its ability to further reduce the outstanding balance on the KeyBank line of credit, and creating a solid, flexible balance sheet are forward looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:
Mary Jensen
Investor Relations
(757) 627-9088
mjensen@whlr.us